U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C Information Statement

Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

HEARTLAND OIL AND GAS CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐

check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HEARTLAND OIL AND GAS CORP.

1625 Broadway, Suite 1480

Denver, Colorado 80202

NOTICE OF ACTION BY THE WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

On June 19, 2007, the board of directors of Heartland Oil and Gas Corp. (the “Company”) approved the adoption of a proposed Amendment to the Articles of Incorporation of the Company to: (a) increase the number of authorized shares of common stock, par value $.001 per share (the “common stock”), of the Company from 100,000,000 shares to 900,000,000 shares, (b) increase the number of authorized shares of preferred stock, par value $.001 per share (the “preferred stock”), of the Company from 5,000,000 shares to 100,000,000 shares, and (c) effect a one for ten (1:10) reverse split of the Company’s common stock, subject to approval by a majority of the Company’s stockholders.

On June 19, 2007, the holders of a majority of the outstanding shares of our common stock approved the Amendment to the Articles of Incorporation in writing.

The authorization of the Amendment to the Articles of Incorporation by the board of directors and the stockholders shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The Amendment to the Articles of Incorporation has been approved by the written consent of a majority of our stockholders and there is no need for any action to be taken by you.

Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 78.370 of the Nevada Revised Statutes, you are hereby being provided with notice of the approval by written consent of a majority of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are being furnished with an Information Statement relating to this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment to the Articles of Incorporation. I encourage you to read the Information Statement thoroughly.

June 19, 2007

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Philip Winner
Chief Executive Officer and Director

INFORMATION STATEMENT PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

We Are Not Asking You for a Proxy and You Are

Requested Not To Send Us a Proxy

This Information Statement is furnished by the board of directors of Heartland Oil and Gas Corp., a Nevada corporation (“Company”), to the holders of record at the close of business on June 19, 2007 (the “Record Date”), of the Company’s outstanding common stock, par value $.001 per share (“Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Company’s board of directors have approved resolutions to:

(a)	increase the number of authorized shares of common stock, par value $.001 per share, of the Company from 100,000,000 shares to 900,000,000 shares;

(b)	increase the number of authorized shares of preferred stock, par value $.001 per share, of the Company from 5,000,000 shares to 100,000,000 shares; and

(c)	effect a one for ten (1:10) reverse split of the Company’s common stock.

The Company has received the consent of a majority of the outstanding shares of its common stock for the foregoing actions, which is sufficient for the approval of such actions by the Company’s shareholders entitled to vote thereon. The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date that is at least twenty (20) days after the mailing of this Information Statement.

This Information Statement will be sent on or about July 2, 2007 to the Company’s stockholders of record who have not been solicited for their consent of this corporate action.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s board of directors and a majority of the stockholders of the Company eligible to vote on the matter have approved an Amendment to the Articles of Incorporation of the Company to: (a) increase the number of authorized shares of common stock, par value $.001 per share, of the Company from 100,000,000 shares to 900,000,000 shares, (b) increase the number of authorized shares of preferred stock, par value $.001 per share, of the Company from 5,000,000 shares to 100,000,000 shares, and (c) effect a one for ten (1:10) reverse split of the Company’s common stock (the “reverse split”). On the Record Date, the Company had authorized capital stock of 100,000,000 shares of common stock and approximately 97,368,777 of those shares were issued and outstanding. The board of directors believes that the increase in authorized shares of common stock and preferred stock and the effectuation of the reverse split are in the best interests of the Company and its shareholders and will give the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, stock based acquisitions, equity based incentive plans, and the possible future conversion of the Company’s outstanding promissory notes to shares of common stock.

Description of Proposal One: Increase In Authorized Common Stock

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. This amendment will not alter the percentage ownership of that common stock by our current stockholders and the relative rights and limitations of the shares of common stock will remain unchanged under this proposal. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock by the Company will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock and could have a dilutive effect on the earnings per share and book value per share of the Company.

As of the Record Date, a total of 97,368,777 shares of the Company’s currently authorized shares of common stock were issued and outstanding. Of the 100,000,000 shares of Common Stock currently authorized, 2,631,223 were authorized but unissued as of the Record Date. The increase in the number of authorized but unissued shares of common stock resulting from the amendment to the Company’s Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes, as well as to have sufficient common shares available for issuance upon the conversion of the outstanding promissory notes of the Company.

One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable or undesirable.

Description of Proposal Two: Increase In Authorized Preferred Stock

The terms of the additional shares of preferred stock will be identical to those of the currently authorized shares of preferred stock. As of the Record Date, no shares of the Company’s currently authorized shares of preferred stock were issued and outstanding and, therefore, the rights and powers of no equity shareholders were effected by the increase in the number of shares of preferred stock that are authorized for issuance by the Company. However, the increase in the number of authorized but unissued shares of preferred stock resulting from the amendment to the Company’s Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes.

Subject to the provisions of the Company’s Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors will be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series of preferred stock and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the Company’s common stockholders. The board of directors will be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.

It is not possible to state the effects of the proposed amendment upon the rights of holders of common stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors’ authority described above may adversely affect the rights of the holders of common stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on common stock, if any, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company’s assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights of the common stock, and may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Description of Proposal Three: Reverse Stock Split

On the Record Date, the Company’s board of directors and a majority of its common shareholders approved a one for ten (1:10) reverse split of the Company’s then outstanding shares of common stock. When the reverse stock split becomes effective, each holder of ten (10) shares of the Company’s $.001 par value per share common stock will own one (1) share of the Company’s $.001 par value per share common stock. The Company will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not effect any stockholder’s proportional equity interest in the Company in relation to other stockholders, or effect the rights, preferences, privileges or priorities of any stockholder. As a result, all of the existing shareholders of the Company will continue to be shareholders of the Company after the reverse stock split.

Twenty (20) days after the filing and mailing of this Information Statement, the Company will file the Amendment to the Articles of Incorporation with the Nevada Secretary of State, and the reverse stock split will become effective. Immediately after the Company files the amendment, each ten (10) shares of pre-reverse stock split common stock will automatically, without any further action by the Company or it shareholders, be converted into one (1) share of post-reverse stock split common stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of common stock, par value $.001 per share, of which 97,368,777 were issued and outstanding as of such Record Date. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock authorized by the Amendment to the Articles of Incorporation.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated June 19, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 22, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada Revised Statutes.

CHANGE IN CONTROL OF THE COMPANY

Acquisition of Heartland Common Stock by UPDA

Pursuant to the terms of a Stock Purchase Agreement dated April 19, 2007, by and between the Company and UPDA, UPDA agreed to purchase a total of 50,631,764 shares (the “Shares”) of the common stock of the Company in a private transaction with the Company for an aggregate purchase price of $1,000,000 in cash (the “Stock Sale”). The Stock Sale closed on April 20, 2007 (the “Closing Date”), through the payment by UPDA of the aggregate purchase price and the transfer of the Shares by the Company to UPDA.

As of April 10, 2007, and prior to the closing of the Stock Sale, the Company had 46,737,013 shares of common stock issued and outstanding. As a result of the closing of the Stock Sale on April 20, 2007, UPDA owned 50,631,764 of the 97,368,777 shares of our common stock that were outstanding after such closing. Therefore, as of April 20, 2007, UPDA owned 52% of the issued and outstanding common stock of the Company.

The Stock Sale constitutes a change of control transaction for the Company as UPDA now owns a majority of the outstanding voting securities of the Company. Therefore, UPDA has the voting power to pass actions requiring shareholder approval and has the voting power to control the election of directors to the Company’s board of directors.

Acquisition of Heartland Promissory Notes By UPDA

On April 20, 2007, UPDA also closed a note purchase transaction (the “Note Purchase”) pursuant to the terms and conditions of a Note Purchase Agreement, dated April 19, 2007, between UPDA as the buyer and SDS Capital Group SPC, Ltd. and Baystar Capital II, L.P. (together the “Sellers”) whereby UPDA purchased four million seven hundred fifty-six thousand dollars ($4,756,000) in face amount of the Company’s outstanding Convertible Senior Secured Promissory Notes (the “Heartland Notes”) for an aggregate purchase price of $1,500,000 in cash and 26,260,504 restricted shares of the common stock of UPDA.

The Heartland Notes do not pay interest but are convertible into shares of the Company’s common stock based on a conversion price of $0.04 per share. Under the terms of this conversion provision, the Heartland Notes acquired by UPDA are convertible into 118,900,000 shares of the Company’s common stock. In the event of a full conversion of the Heartland Notes to shares of the Company’s common stock, UPDA would hold an aggregate of 169,531,764 shares of the Company’s common.

Source of Financing for UPDA’s Acquisitions

The source of funding for the cash portion of the purchase price of the Shares and the Heartland Notes was the proceeds of a Three Million, Six Hundred and Thirty Five Thousand Dollar ($3,635,000) term loan (“Term Loan”) from Sheridan Asset Management, LLC, a Delaware limited liability company, to UPDA. UPDA has agreed to pledge the Shares acquired by UPDA in the Stock Sale, the Heartland Notes, and other UPDA assets as collateral for the repayment of the Term Loan. The Term Loan is due and payable on April 6, 2008. UPDA will not pay interest on the principal of the Term Loan. Instead, the Term Loan was subject to an original issuance discount of twenty-five percent.

STOCK OWNERSHIP

The following table sets forth as of the Record Date, certain information regarding the beneficial ownership (1) of the Company’s common stock outstanding by (i) each person who is known to the

Company to own 5% or more of its common stock, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Heartland Oil and Gas Corp., 1625 Broadway, Suite 1480, Denver, Colorado 80202. As of the Record Date, the Company had 97,368,777 shares of common stock issued and outstanding.

Name and Address	Company Position	Number of Shares owned	Percent of class
Philip Winner (2)	Director, CEO	1,200,000	1.2%
Kamal Abdallah	Director	0	0.0%
Christopher J. McCauley	Director	0	0.0%
UPDA Corp. (3)		50,631,764	52.0%
All directors and executive officers as a group (3 persons)		1,200,000	1.2%

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	Mr. Winner holds options to purchase 1,200,000 shares of the common stock of the Company which are fully vested and are currently exercisable. Of the 1,200,000 shares, 200,000 are exercisable at $1.60, and expire in 2014; 500,000 shares are exercisable at $.40, and expire in 2015 and an additional 500,000 shares are exercisable at $.14 and expire in 2010. Therefore, for the purposes of this table, Mr. Winner is deemed to beneficially own 1,200,000 shares of the common of the Company.
(3)	UPDA Corp. is the parent corporation to the Company whose principle executive offices are located at 14225 U.S. Highway 1, Suite 209, Juno Beach, FL 33408.

INTERESTED PERSONS

No director, officer, nominee for election as a director, associate of any director, officer or nominee, nor any other person has any substantial interest nor will gain any benefit, direct or indirect, by security holdings or otherwise, as a result of the matters described herein which is not shared by all other stockholders pro-rata in accordance with their respective interest.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains the periodic reports and other filings of companies that file electronically with the Commission and copies of the Company’s filings can be reviewed and obtained at that web site.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006; and

(2)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Heartland Oil and Gas Corp., 1625 Broadway, Suite 1480, Denver, Colorado 80202, telephone (303) 405-8450.

By Order of the Board of Directors,

/s/ Philip Winner
Philip Winner
CEO, President

Denver, Colorado

June 19, 2007

EXHIBIT A

CERTIFICATE OF AMENDMENT

Pursuant to NRS 78.385 and 78.390

TO

ARTICLES OF INCORPORATION

OF

HEARTLAND OIL AND GAS CORP.

Heartland Oil and Gas Corp., (the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes (“NRS”) of the State of Nevada, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous consent in lieu of a meeting, adopted the following resolution:

“RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Articles of Incorporation be amended, superceded and replaced as follows, and does hereby approve, adopt and confirm such amendment:

ARTICLE IV.

STOCK

The Capital Stock shall consist of 900,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada, as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

Upon this Certificate of Amendment to the Articles of Incorporation of the Corporation becoming effective pursuant to the NRS (the “Effective Time”), every ten (10) shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (the “old Common Stock”), shall be automatically reclassified as and converted into one (1) share of common stock, par value $.001 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock into New Common Stock. In Lieu thereof, each holder of record of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock shall receive one (1) whole share of New Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without any necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive one (1) whole share of New Common Stock in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each such holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 19th day of June 2007.

By:	/s/ Philip Winner
Philip Winner
CEO and President